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                                                                    EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 15, 1997 included in Florida Panthers Holdings, Inc. and subsidiaries' Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference in this registration statement of our report dated September 11, 1997 on the financial statements of Lehill Partners, L.P. and consolidated entities included in Florida Panthers Holdings, Inc.'s
Form 8-K/A dated August 13, 1997 and to all references to our firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP
Fort Lauderdale, Florida
November 26, 1997























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